EXHIBIT 99.1

Immunovative Inc. Issues Press Release Notifying Shareholders of License Agreement Dispute

NEW YORK, NY--(Marketwire - Jan 9, 2013) - Immunovative, Inc. ("IMUN" or the "Company") (OTCQB: IMUN) has today announced that on January 8, 2013, it received from Immunovative Therapies, Ltd. ("ITL") a notice that purports to terminate effective immediately the license agreement dated as of December 9, 2011, between the Company and ITL. The notice alleges numerous purported breaches of the license agreement, mainly with respect to the administration and timing of payments from the Company to ITL. It also demands immediate payment of approximately $4.15 million from the Company to ITL for what it claims to be damages suffered by ITL.

The Company believes that it is in compliance with the material terms of the license agreement and intends to contest strongly the purported termination of the license from ITL.

"We believe we are in compliance with the terms of the license agreement. We believe that prudent management requires that ITL provide us with information regarding the more than $3.5 million already disbursed from IMUN to ITL as well its plans for future disbursements," said Seth Shaw, chief executive officer of the Company. "ITL's purported attempt to terminate the license agreement will be vigorously contested. We will not be dissuaded in our efforts to create and preserve value for IMUN stockholders by disputes arising from ITL's unwillingness to provide financial information and accountability to us."

Immunovative Inc. or The Company has retained the international law firm of Winston & Strawn LLP to advise it with respect to this dispute.

About Immunovative, Inc.:

On December 12th, 2011, Immunovative, Inc. ("IMUN") signed an exclusive License Agreement (the "License Agreement") with Immunovative Therapies, Ltd. ("ITL"). Under the terms of the License Agreement, IMUN has been granted an exclusive, worldwide license to commercialize any products covered under ITL's current issued and pending patent application portfolio, as well as the rights to any future patent applications, including improvements or modifications to the existing applications and any corresponding improvements or new versions of the existing products. Please visit IMUN's website at www.imun.com.

About Immunovative Therapies, Ltd.:

Immunovative Therapies, Ltd. is an Israeli biopharmaceutical company that was founded in May 2004 with financial support from the Israeli Office of the Chief Scientist. ITL is a graduate of the Misgav Venture Accelerator, a member of the world-renowned Israeli technological incubator program. The company was the Misgav Venture Accelerator's candidate for the prize for the outstanding incubator project of 2006, awarded by the Office of the Chief Scientist. ITL specializes in the development of novel immunotherapy drug products that incorporate living immune cells as the active ingredients for treatment of cancer and infectious disease. Please visit ITL's website at: www.immunovative.co.il

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on IMUN's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which IMUN has little or no control. Such forward-looking statements are made only as of the date of this release, and IMUN assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by IMUN with the Securities and Exchange Commission.

 Contact:
Mr. Seth M. Shaw
President and CEO
Immunovative Inc.
email: Email Contact
tel. 917-796-9926